Exhibit 10.66

AMENDMENT NO. 3

TO

LOAN AGREEMENT

AMENDMENT NO. 3 TO LOAN AGREEMENT, dated as of March 17, 2010 (this “Agreement”), among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“U.S. Borrower”), MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore corporation (“Singapore Borrower”, and together with U.S. Borrower, collectively, “Borrowers”), the various Subsidiaries (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) of the Borrowers that are parties hereto, the various financial institutions that are parties hereto (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Loan and Security Agreement, dated as of February 12, 2009, as amended (the “Existing Loan Agreement”), and the other Loan Documents; and

WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Loan Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agent”: defined in the preamble.

“Agreement”: is defined in the preamble.

“Amended Loan Agreement”: the Existing Loan Agreement as amended by this Agreement as of the Effective Date.

“Borrowers”: defined in the preamble.

“Effective Date”: defined in Section 5.1.

“Existing Loan Agreement”: defined in the first recital.

“Lenders”: defined in the preamble.

“Singapore Borrower” defined in the preamble.

“U.S. Borrower” defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Loan Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Loan Agreement is amended as follows:

SECTION 2.1. Addition to Section 1.1. (a) The following new definition is added to Section 1.1 of the Existing Loan Agreement in the appropriate alphabetical order:

“Amendment No. 3 to Loan Agreement” means Amendment No. 3 to Loan Agreement, dated as of March 17, 2010, among the parties to this Agreement.

SECTION 2.2. Amendment to Section 1.1. Clauses (f) and (g) of the definition “Restricted Investment” in the Existing Credit Agreement are amended in the entirety as follows:

“(f) other Investments to fund payroll, payroll taxes and other operating expenses of MFlex Malaysia, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex Malaysia, in an aggregate amount not to exceed the lesser of (A) $15,000,000 and (B) the amount set forth in the quarterly budget referred to in sub-clause (iii) in the parenthetical following clause (h) in this definition minus the aggregate principal amount of loans outstanding on such date pursuant to Section 10.2.6(g) to MFlex Malaysia;

(g) other Investments to fund payroll, payroll taxes and other operating expenses of MFlex UK, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex UK, in an aggregate amount not to exceed the lesser of (A) $20,000,000 and (B) the amount set forth in the quarterly budget referred to in sub-clause (iii) in the parenthetical following clause (h) in this definition minus the aggregate principal amount of loans outstanding on such date pursuant to Section 10.2.6(h) to MFlex UK;”.

SECTION 2.3. Amendments to Section 10.2.6. Clauses (g) and (h) of Section 10.2.6 of the Existing Loan Agreement are amended in the entirety as follows:

“(g) intercompany loans by a Borrower to MFlex Malaysia, provided that

(i) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of the making of any such intercompany loan (provided that this clause (i) shall not apply with respect to any intercompany loan that is made in order to fund the payroll or payroll taxes of MFlex Malaysia),

(ii) the aggregate principal amount of such loans shall not exceed the lesser of (A) $15,000,000 and (B) the amount set forth in the quarterly budget referred to in sub-clause (v) below minus the amount of Restricted Payments made to MFlex Malaysia pursuant to clause (f) of the definition of Restricted Investment,

(iii) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower),

(iv) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash,

(v) Borrower Agent has delivered a quarterly budget that is acceptable to Agent, and

(vi) all the proceeds of such intercompany loans are applied to pay the payroll, payroll taxes and other operating expenses of MFlex Malaysia, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex Malaysia;

(h) intercompany loans by a Borrower to MFlex UK, provided that

(vii) Borrowers are in compliance with Section 10.3.1 if a Trigger Period is continuing at the time of the making of any such intercompany loan (provided that this clause (i) shall not apply with respect to any intercompany loan that is made in order to fund the payroll or payroll taxes of MFlex UK),

(viii) the aggregate principal amount of such loans shall not exceed the lesser of (A) $20,000,000 and (B) the amount set forth in the quarterly budget referred to in sub-clause (v) below minus the amount of Restricted Payments made to MFlex UK pursuant to clause (g) of the definition of Restricted Investment,

(ix) such loans are evidenced by one or more promissory notes, in a form reasonably satisfactory to Agent, duly executed and delivered to Agent, which notes shall be pledged to Agent (for the benefit of Agent and Lenders) to secure the repayment of the Obligations (in the case of a note in which the payor is U.S. Borrower) or Singapore Obligations (in the case of a note in which the payor is Singapore Borrower),

(x) such intercompany loan shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash,

(xi) Borrower Agent has delivered a quarterly budget that is acceptable to Agent, and

(xii) all the proceeds of such intercompany loans are applied to pay the payroll, payroll taxes and other operating expenses of MFlex UK, in each case to the extent that the foregoing are incurred in the Ordinary Course of Business of MFlex UK; and”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, each Borrower hereby (a) represents and warrants that as of the Effective Date (i) each of the representations and warranties of the Obligors contained in the Loan Agreement and in the other Loan Documents is true and correct as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, each Borrower hereby (i) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all the Collateral thereto in favor of the Agent and each Lender continues unimpaired and in full force and effect, and (ii) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.

ARTICLE IV

ACKNOWLEDGMENT OF SUBSIDIARIES

By executing this Agreement, each Subsidiary of a Borrower that is a party hereto hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Loan Agreement shall refer to the Loan Agreement after giving effect to this Agreement. Without limiting the foregoing, each such Subsidiary waives all defenses, claims, counterclaims, rights of recoupment or set-off with respect to any of such Subsidiary’s Obligations.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.1.1 Execution of Agreement. The Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of each Borrower, each of its Subsidiaries that are parties hereto, the Agent and all the Lenders.

SECTION 5.1.2 Representations and Warranties. The representations and warranties made by each Borrower pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 5.2. Retroactive Effectiveness of Amendments. Upon the occurrence of the Effective Date the amendments set forth in Article II shall be effective retroactive as of February 1, 2010.

SECTION 5.3. Expiration. If the Effective Date has not occurred on or prior to March 31, 2010 the agreements of the parties contained in this Agreement shall, unless otherwise agreed by all the Lenders terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 6.2. Loan Document Pursuant to Amended Loan Agreement. This Agreement is a Loan Document executed pursuant to the Amended Loan Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Loan Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Loan Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either Borrower or any other Obligor which would require the consent of any of the Lenders under the Existing Loan Agreement or any other Loan Document.

SECTION 6.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. Each Borrower execute and deliver, and shall cause each other Obligor to execute and deliver, from time to time in favor of the Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 6.7. Costs and Expenses. Each Borrower agrees to pay all reasonable costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Agent) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Tom Liguori
Name: Title:	Tom Liguori Executive Vice President & CFO

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President and Chief Executive Officer

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Carlos Gil
Name: Title:	Carlos Gil Vice President

SUBSIDIARIES:

AURORA OPTICAL, INC.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President and Chief Executive Officer

M-FLEX CAYMAN ISLANDS, INC.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President and Chief Executive Officer

PELIKON LIMITED

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin Executive Chairman